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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                        Date of Report: December 31, 1998


                              MICRO WAREHOUSE, INC.



     DELAWARE                          0-20730                 06-1192793
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(State of Incorporation)        (Commission File No.)         (IRS Id. No.)



                             535 Connecticut Avenue
                           Norwalk, Connecticut 06854
                                 (203) 899-4000








                         Exhibit Index Appears on Page 3

                                       1

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ITEM 5.  OTHER EVENTS.

         On December 2, 1998, the Board of Directors of Micro Warehouse, Inc. (the "Company") amended Article II, Section 13 (Notification of Annual Meeting Business) and Article III, Sections 4 and 5 of the Company's By Laws (Nominations of Directors to be Elected at an Annual Meeting) (the "Revised Sections") in response to recent changes in Rule 14a-4 of the Securities Exchange Act of 1934. The amended By Laws provide that the Secretary of the Company must receive written notification describing any business proposed to be presented by a stockholder at an annual meeting at least 60 days before the date on which the Company mailed its proxy materials for the prior year's annual meeting.

         The amendments to the Revised Sections became effective upon adoption by the Board of Directors of the Company and will apply to the 1999 Annual Meeting of Stockholders. Under the new provision, notification must be received by the Secretary not later than March 2, 1999. The Revised Sections contain additional requirements that apply to stockholders who wish to bring business before an annual meeting. These requirements are included in the complete copy of the amended By Laws filed as Exhibit No. 3.2 to this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS.

      (c)     Exhibits.

              The following exhibit is filed herewith:

              3.2 Micro Warehouse, Inc. Amended and Restated By Laws, dated December 2, 1998.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     MICRO WAREHOUSE, INC.
                                                         (Registrant)



Date:  December 31, 1998                    By: /S/ BRUCE L. LEV
                                                ----------------------
                                                Bruce L. Lev
                                                Executive Vice President


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                                  EXHIBIT INDEX



Exhibit
Number                             Description
--------                           -----------

3.2 Micro Warehouse, Inc. Amended and Restated By Laws, dated December 2, 1998

                                       3